UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2012

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, the Board of Directors of Atlas Air Worldwide Holdings, Inc. (the "Company") elected General Duncan J. McNabb USAF (Ret.) as a director. Pursuant to the Company's by-laws, the number of directors was increased from seven to eight. General McNabb was also elected a director of Atlas Air, Inc., a wholly-owned subsidiary of the Company, on such date.

General McNabb was the Commander of the Air Mobility Command from 2005 to 2007 and the Commander of the United States Transportation Command (USTRANSCOM) from 2008 to 2011. USTRANSCOM is the single largest logistics provider for air, land and sea transportation for the Department of Defense (DOD). As DOD’s Distribution Process Owner, USTRANSCOM directs and oversees the execution of DOD’s strategic distribution system in support of the global and regional combatant commands.

General McNabb commanded more than $56 billion in strategic transportation assets, 150,000 service personnel and a worldwide command and control network. As an Air Force pilot, he flew more than 5,400 hours in transport and rotary aircraft, including the C-17 Globemaster III all-purpose airlifter. A 1974 graduate of the U.S. Air Force Academy, he has held command and staff positions at squadron, group, wing, major command and Department of Defense levels.

During his military career, General McNabb, 59, served as the Air Force deputy chief of staff for plans and programs and then director of logistics on the Joint Staff, where he was responsible for operational logistics and strategic mobility support to the Chairman of the Joint Chiefs and the Secretary of Defense. He then commanded the Air Force’s Air Mobility Command, leading 134,000 airmen in providing rapid global mobility, aerial refueling, special airlift and aeromedical evacuation for America’s armed forces. Before his final command at USTRANSCOM, McNabb served as the 33rd Vice Chief of Staff of the Air Force.

In addition to his Bachelor of Science degree from the Air Force Academy, Colorado Springs, Colorado, General McNabb earned a Master of Science degree in international relations from the University of Southern California, Los Angeles. His major awards and decorations include the Defense Distinguished Service Medal, the Distinguished Service Medal, the Southwest Asia Service Medal with two Bronze Stars, the Global War on Terrorism Service Medal, and the Humanitarian Service Medal, among others.

The Company's selection of General McNabb as a director was not pursuant to any arrangement or understanding between him and any other person. He has not yet been appointed to serve on any of the standing committees of the Company's Board of Directors.

There have been no transactions since January 1, 2011, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which General McNabb or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

General McNabb will be compensated in accordance with the compensation programs for the Company's non-management (outside) directors described under "Compensation of Outside Directors" beginning on page 11 of the Company's Proxy Statement, dated April 23, 2012. In addition, he has been granted 5,929 restricted stock units (convertible upon vesting into shares of the Company's Common Stock) vesting in four equal annual installments beginning on July 23, 2013 and having a value of $250,000 (based on the closing price of the Company's Common Stock on July 23, 2012).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

July 24, 2012	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer